Exhibit (c)(10)

*** or *** (                )*** indicates material has been omitted or substituted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this document has been filed with the Securities and Exchange Commission.

Presentation to the Board of Directors April 27, 2004

Disclaimer

The following pages contain material provided to the Board of Directors of CenterPoint Energy, Inc. (“CenterPoint” or the “Company”) by Citigroup Global Markets Inc. (“Citigroup”) in connection with the proposed transaction in which the Company would seek to sell its 81% interest in Texas Genco Holdings, Inc. (“Texas Genco”). The accompanying material was compiled or prepared on a confidential basis solely for the use by the Board of Directors of CenterPoint and not with a view toward public disclosure under any securities laws or otherwise. The information contained in this material was obtained from CenterPoint, Texas Genco and other sources. Any estimates and projections contained herein have been prepared or adopted by CenterPoint and Texas Genco management, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citigroup does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of CenterPoint and Texas Genco as the Board of Directors of CenterPoint and, accordingly, neither CenterPoint nor Citigroup nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of CenterPoint Energy. Citigroup does not have any obligation to update or otherwise revise the accompanying materials.

Agenda

1. Review of TGN Preliminary Bids

2. Analysis of CenterPoint Alternatives

3. Issues and Considerations – Phase II of Sale Process

4. Evaluation of South Texas Project Right of First Refusal (“ROFR”)

5. Conclusions and Next Steps

TGN Market Performance

Performance of $9.85 (TGN stock price) invested at 1/6/03 $40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $10.00 $5.00 $0.00

01/06/03 03/25/03 06/12/03 08/30/03 11/17/03 02/04/04 04/23/04

DAILY DATA: JANUARY 6, 2003 THROUGH APRIL 23, 2004

(a) (b) (c) (d) (e)

Value of

$9.85 Percent

Invested Change

TGN $36.05 266%

Generators: $19.76 101%

CNP: $13.04 32%

S&P 500: $12.09 23%

CNP a) 10/21/03—TGN Earnings Release

TGN b) 12/04/03—RRI Announcement

S&P 500 c) 01/24/03—RRI Option Expiration

Merchant Generators d) 02/12/04—TGN Earnings Release

(RRI, AES, CPN) e) 03/31/03—TGN Files True-Up Application ($36.26/share)

Historical Average Stock Prices

1-Year 6-Month 3-Month 1-Month TGN $27.85 $33.29 $35.67 $35.42

1. Review of TGN Preliminary Bids

Summary of Preliminary Indications of Interest

On April 15, 2004, a total of 10 preliminary indications of interest were received:

6 conforming bids for CNP’s 81% interest in TGN (2 from strategic buyers and 4 from financial buyers) 3 non-conforming bids for TGN’s interest in STP

1 non-conforming bid for TGN’s baseload coal and/or lignite facilities

Bids for the 81% interest ranged from $33.00 to $41.00 per share. Bidders were both strategic and financial, with financial buyers generally working in groups

Bids for TGN’s interest in STP were at or above price implied by the AEP / Cameco transaction

($528/kW)

Bid for TGN’s baseload coal and lignite assets was at an implied multiple of $627/kW

Bids were based solely upon publicly available information regarding TGN and CNP, and information contained in the Confidential Information Memorandum

All indications of interest are NON-BINDING on bidders and subject to:

Satisfactory completion of Due Diligence (Round 2)

Execution of definitive agreements satisfactory to CNP and buyer

Other contingencies including financing, regulatory approvals and board / shareholder approvals

Texas Genco Process Summary

	Total Contacted	Teasers / CAs Sent	CAs Negotiated	IMs Sent	Bidding Participants	Bids Received
Strategic Buyers	49	39	19	14	8	6
Financial Buyers	58	51	25	24	9	4
Total	107	90	44	38	17	10

KEY SELLING POINTS / REASONS FOR INTEREST

- Bullish views on gas prices / ERCOT power prices
- Attractiveness of sizeable baseload portfolio
- Near term capacity "locked-in" through forward sales
- Potential for leverage

PRIMARY CONCERNS EXPRESSED

- Implications of 19% on operating / financial flexibility, potential conflicts of interest
- Logistics of buying in 19%
- Uncertainty regarding amount of debt capacity
- STP stake
  - Buyers with less experience / interest
  - Other buyers interested in ROFR exercise

REASONS FOR DECLINING TO PARTICIPATE / BID

- Size of opportunity / capital required
- Preference for fully-contracted assets
- Fundamentals of ERCOT market not perceived to be attractive
- Standstill clause in CA

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Summary of Initial Indications of Interest –Conforming Bids

Bidder

Price / Share

Comments

***(Bidder White)*** $41.00

***(Bidder White)*** ***

***(Bidder White)*** Pincus have more than $8.5 billion available for new investment. May invite other equity participants to join Considering acquisition of 19% minority, but not a condition of closing Considering partnering with BayCorp or other entities on STP, but not a condition of closing Due diligence requests include access to third parties with whom TGN has material existing agreements

***(Bidder Blue)***

$35.02

*** *** No contingency related to any subsequent purchase of 19% minority No financing contingency Have not yet signed CA, but would do so if invited to proceed Would “like to explore the opportunity” for TGN to exercise its ROFR for STP

Prepared to offer additional value if structured as 338(h)(10)

***(Bidder Yellow)*** $35.00

Intend to “evaluate partnership options” Financing would not be a condition of closing ***

Summary of Initial Indications of Interest –Conforming Bids (continued)

Bidder

Price / Share

Comments

***(Bidder Green)*** $35.00

***(Bidder Green)*** *** Parties previously purchased *** from *** for $115 million (transaction completed in 10 weeks) Do not expect “any material/non-customary conditions or contingencies” that would prevent closing “in an expeditious manner”

Blackstone / Hellman & Friedman / KKR / Texas Pacific $33.00 – $36.00

Combined investment funds have over $24 billion of committed equity capital

Believe that high end of valuation range can be more easily achieved if 100% of TGN sold Expect to complete due diligence in 4-6 weeks Want to better understand how a transaction for less than 100% of TGN can be optimally financed; other issues related to a partial acquisition; and interim operating covenants pending completion

***(Bidder Purple)***

(representing hedge funds) $33.50

Price represents net price to CNP; ***(Bidder Purple)*** to receive underwriting commission from institutional investors Claim to be able to complete due diligence and execute purchase agreement in 2 weeks Believe (supported by advice from ***(Bidder Purple)*** that no regulatory approvals would be required, although NRC would be notified. Closing could therefore occur in 2-6 weeks No financing contingency: ***(Bidder Purple)*** to underwrite transaction and on-sell to institutional investors Subject to TGN exercising its ROFR on STP (clarification on value impact required) No plan to purchase 19% minority Subsequently indicated flexibility to increase price to $35.50, and to underwrite new TGN debt

Summary of Initial Indications of Interest – Non-Conforming Bids – STP Only

Bidder	Price ($ in MM)	Comments
(Bidder Orange)	$385 (plant only) (= $500/kW) $451 (incl. fuel) (= $586/kW)	➢ Assumes $66 million for fuel and non-fuel inventory (subject to closing adjustment on $ for $ basis) ➢ Additional payment of $5 million if purchase agreement signed by June 30, and another $5 million if TGN obtains written waivers from co-owners by July 30 that they will not exercise their ROFRs ➢ Willing to increase offer by $350 million if TGN exercises its ROFR on AEP's entire interest, with further payment for fuel and non-fuel inventory (assumed to be $54 million) ➢ Total price increase of $404 million ($641/kW) for ROFR exercise represents $71 million premium to ROFR price ($332.6 million) ➢ Not subject to financing ➢ Assumes that current pension and benefit plans are not under-funded ➢ Expect to have 2-day site visit for due diligence, plus extensive document review ➢ Asset sale raises minority governance issues
(Bidder Pink)	$406.5 (incl. fuel) (= $528/kW)	➢ *** subject to STP co-owners' pre-emption rights ➢ Offer for TGN interest is identical on pro-rata basis to price for AEP interest ➢ Price is subject to adjustment for nuclear fuel and other inventory, working capital etc. ➢ Do not expect to have financing contingency ➢ Do not expect to require site tour *** ➢ Assumes that decommissioning will be adequately funded by non-bypassable charge collected from ratepayers
(Bidder Black)	$340 (plant only) (= $442/kW) $406 (incl. fuel) (= $527/kW)	➢ Former owner of 15% interest in *** (subsequently sold to ***) ➢ Additional payment of $10 million (i.e. vs. $71.4 million from ***(Bidder Orange)***) if TGN exercises its ROFR on STP (pro-rated if less than entire 25.2% interest purchased) – requests that TGN exercises this ROFR ➢ Requesting 30-day exclusivity period, with intent of signing purchase agreement at end of period ➢ Requires only "very brief period" for due diligence

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Summary of Initial Indications of Interest –Non-Conforming Bids – Limestone & Parish

Bidder

Price ($in MM)

Comments

***(Bidder Brown)*** $1,100 (Limestone)

(= $687/kW)

$1,450 (Parish)

(= $589/kW)

$2,550 (Combined)

(= $627/kW)

*** Willing to purchase either asset “and could potentially acquire both” Do not anticipate financing contingency Assumes no significant mandatory environmental remediation costs or fines Do not include any costs associated with potential retirement, decommissioning and environmental remediation Price subject to change if forward curves change materially Need for review of market power issues Asset sale raises minority governance issues

Indications of Interest – Implied Value / Impact Summary

(1)

“Base Case” DCF Commodity-based Companies(2) Plant-by-Plant ($/kW) ***(Bidder White)*** ***(Bidder Blue)***

***(Bidder Yellow)***

***(Bidder Green)***

Blackstone / H&F / KKR / TPG

***(Bidder Purple)*** $36.05 – Current Market Price (04/23/04) $31.04 $36.21 $33.72 $40.46 $33.64 $37.95 $41.00 $35.02 $35.00 $35.00 $33.00 $36.00 $33.50

Price / Share $32.00 $34.00 $36.00 $38.00 $40.00 $42.00

Implied Value:

Gross Proceeds to CNP $2,072 $2,202 $2,332 $2,461 $2,591 $2,720

$/kW Total (11,458 Net MW) (3) 181 192 203 215 226 237

$/kW Baseload (3,913 Net MW) (3) 530 563 596 629 662 695

Net Proceeds (after tax) 1,849 1,933 2,017 2,101 2,186 2,270

2006 Pro Forma CNP Impact:

FFO Interest Coverage (4) 2.3x 2.4x 2.4x 2.4x 2.4x 2.4x

Debt / Book Capitalization (4) 80% 79% 77% 76% 75% 73%

Additional CNP Equity (5) $128 $33 $0 $0 $0 $0

EPS (6) $0.93 $0.96 $0.97 $0.98 $0.99 $1.00

(1) DCF: WACC of 9.5%—10.5% and terminal EBITDA of 5.0x – 6.0x. (2) Derived from 5.0x – 6.0x EBITDA multiple at which E&P companies trade.

Limited comparability due to differences in underlying businesses. (3) Net MW shown pro-rata for 81% stake.

(4) Statistics prior to any additional equity raise.

(5) Amount of additional CNP equity required to achieve estimated deleveraging to maintain BBB rating.

(6) Pro forma for additional CNP equity.

Overview of AEP Texas Central Asset Sales

Acquisition

Asset Buyer Asset Type Price Net MW $/kW

3/15/04

Coleto Creek Coal NA 632 NA

Eagle Pass Hydro NA 6 NA

B.M. Davis Gas / Oil NA 697 NA

E.S. Joslin Gas / Oil NA 254 NA

J.L. Bates Gas / Oil NA 182 NA

Sempra and Carlyle / Riverstone

La Palma Gas / Oil NA 255 NA

Laredo Gas / Oil NA 178 NA

Lon C. Hill Gas / Oil NA 559 NA

Nueces Bay Gas / Oil NA 559 NA

Victoria Gas / Oil NA 491 NA

Total Portfolio $430 3,813 $113

Baseload MW (a) 638 $674

3/1/04

South Texas Project (25.2%) Cameco Nuclear $333 630 $528

1/30/04

Oklaunion Power Station (7.8%) Golden Spread Electric Cooperative Coal $43 54 $792

Implied Baseload (Non-nuclear) $/kW (b) $674

Implied Nuclear $/kW $528

Implied Total Portfolio $/kW $179

(a) Assumes no value for gas / oil plants. (b) Excludes Oklaunion Power Station

2. Analysis of CenterPoint Alternatives

Overview of CNP Alternatives*

	Alternative	Description
MONETIZE TGN	1. 3rd Party Sale ("Base Case")	◆ CNP sells its 81% stake in TGN for $41.00 / share (based on highest indicative bid) ◆ Illustrative sensitivity for at-market ($36.05) purchase price ◆ No additional CNP equity needed to attain BBB rating (based on target 2007 FFO interest coverage)
MONETIZE TGN	2. Capital Markets Sale	◆ CNP sells its 81% stake in TGN through three secondary offerings in the capital markets ◆ TGN stake monetized over three years ('05, '06, '07) ◆ No additional CNP equity needed to attain BBB rating (based on target 2007 FFO interest coverage)
MONETIZE TGN	3. 49.9% Retention of TGN	◆ TGN raises $1 billion of new debt; makes special distribution to shareholders; $810 million used to repay CNP debt ◆ Following TGN recapitalization, CNP sells down its stake in TGN to 49.9% (similar to Joint Venture) ◆ Selldown results in deconsolidation of TGN ◆ $2.2 billion of CNP equity raised to attain BBB rating
RETAIN TGN	4. Retain Levered TGN	◆ CNP retains its TGN stake with $1.0 billion of leveraging at TGN ◆ Proceeds from leveraging distributed to shareholders on a pro rata basis ($810 million to CNP) ◆ $2.1 billion of CNP equity raised to attain BBB rating
RETAIN TGN	5. Sell Pipelines & Gathering	◆ CNP retains its stake in TGN and sells its pipelines and gathering businesses ◆ $1.0 billion of CNP equity raised to attain BBB rating
RETAIN TGN	6. Sell LDCs and CEGS	◆ CNP retains its stake in TGN and sells its LDCs and CEGS businesses ◆ $1.0 billion of CNP equity raised to attain BBB rating
RETAIN TGN	7. Sell Both Bundles	◆ CNP retains its stake in TGN and sells its pipelines, gathering,LDCs and CEGS businesses ◆ $1.5 billion of CNP equity raised to attain BBB rating
RETAIN TGN	8. Delever through CNP Equity	◆ CNP retains its stake in TGN ◆ $1.7 billion of CNP equity raised to attain BBB rating

* For each alternative, proceeds from asset sales, TGN distributions and any CNP equity raises used to repay CNP indebtedness.

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Financial Impact of Various Alternatives

Alternative

PF 2007 EPS

2007 Acc. / (Dil.)(a)

Expected Business Position(b)

2007 FFO Interest Coverage

2007 Debt / Book Cap

MONETIZE TGN

1. 3rd Party Sale:

@ $41 / share $1.09 NA 3 2.7x 71%

@ Market ($36.05) $1.07 (3%) 3 2.6x 74%

2. Capital Markets Sale of TGN $1.06 (3%) 3 2.6x 78%

3. 49.9% Retention of TGN $0.74 (32%) 4(c) 3.3x 44%

RETAIN TGN

4. Retain Levered TGN $0.76 (31%) 7 4.2x 49%

5. Sell Pipelines & Gathering $0.83 (24%) 6 3.8x 60%

6. Sell LDC and CEGS $0.77 (29%) 6 3.8x 55%

7. Sell Both Bundles $0.33 (69%) 7 4.2x 43%

8. Delever through CNP Equity $0.87 (20%) 6 3.8x 51%

(a) Accretion dilution for alternatives 2-8 shown relative to alternative 1 (3rd Party Sale as “Base Case”). (b) Business Position Risk: Low =1, High = 10.

(c) Expected Business Position assumes non-recourse treatment of TGN debt by rating agencies. Recourse treatment of TGN debt would likely result in higher Business Position.

Positioning of Alternatives

MONETIZE TGN

RETAIN TGN

EQUITY

CREDIT

49.9% Delever

Capital Retention of Retain Sell Pipes & Sell LDCs & Sell Both Through CNP

3rd Party Sale Markets Sale TGN Levered TGN Gathering CEGS Bundles Equity

Comparable Companies

CNP ED ED ED PEG PEG PEG PEG PEG

KSE KSE KSE CEG CEG CEG CEG CEG

NI NI NI TXU TXU TXU TXU TXU

EAS EAS EAS PPL PPL PPL PPL PPL

NST NST NST AEP AEP AEP AEP AEP

TGN IPP IPP IPP IPP IPP IPP IPP IPP

E&P E&P E&P E&P E&P E&P E&P E&P

Oil Refining Oil Refining Oil Refining Oil Refining Oil Refining Oil Refining Oil Refining Oil Refining

CNP P/E Multiple Range (2004E) 12.5x—14.0x 12.0x—13.5x 12.0x—13.0x 10.5x—12.0x 10.0x—11.5x 10.0x—11.5x 9.5x—11.0x 11.0x—12.5x

TGN EBITDA Multiple Range 5.0x—6.0x 5.0x—6.0x 5.0x—6.0x 5.0x—6.0x 5.0x—6.0x 5.0x—6.0x 5.0x—6.0x 5.0x—6.0x

CNP P/E Multiple—Normalized 13.0x 12.5x 12.0x 10.5x 10.0x 10.0x 9.5x 11.0x

TGN EBITDA Multiple—Normalized 5.5 5.5 5.5 5.5 5.5 5.5 5.5 5.5

Credit Metrics to Support BBB Rating

Target Business Profile 3 3 4 7 6 6 7 6

Debt / Total Book Cap. 57.0% 57.0% 53.3% 48.8% 49.8% 49.8% 48.8% 49.8%

FFO Interest Coverage 2.6x 2.6x 3.3x 4.2x 3.8x 3.8x 4.2x 3.8x

Pro Forma CNP Credit Metrics—2007*

Debt / Total Book Cap. 71.3% 78.3% 68.6% 70.5% 71.3% 69.3% 71.3% 68.3%

FFO Interest Coverage 2.7x 2.6x 2.5x 3.3x 3.3x 3.3x 3.2x 3.2x

Estimated Incremental CNP Equity for BBB Rating ($MM) $0 $0 $2,158 $2,138 $993 $1,044 $1,459 $1,700

* Credit stats prior to any CNP equity raise.

1. Third Party Sale ("Base Case")

Key Assumptions

- CNP sells its 81% stake in Texas Genco to a third party buyer
- Sale price: $2.7 billion ($41.00/share; highest indicative bid)
- After tax proceeds of $2.2 billion used to repay CNP indebtedness
- Sale assumed to close at year-end 2004 for purposes of financial analysis
- No equity is needed to maintain BBB rating (based on targeted 2007 FFO interest coverage corresponding to pro forma CNP business position)

CNP Financial Impact

	2005	2006	2007
Pro Forma EPS	$0.61	$1.00	$1.09
Sale at Market ($36.05)	*0.58*	*0.97*	*1.07*
Accretion / (Dilution)[1]	*0%*	*0%*	*0%*
Sale at Market ($36.05)	*(4%)*	*(3%)*	*(3%)*
Debt / Total Book Capitalization[2]	77%	74%	71%
Sale at Market ($36.05)	*80%*	*77%*	*74%*
FFO Interest Coverage	1.7x	2.4x	2.7x
Sale at Market ($36.05)	*1.7x*	*2.4x*	*2.6x*

Advantages

- Consistent with announced strategy
- Funds recapitalization of balance sheet
- Merchant business risk removed
- CNP valuation multiple potentially enhanced

Issues

- Outstanding minority float adds complexity to sale process
- "Asset" market environment still challenging
- Significant execution risk
- Relinquish potential TGN upside
- Loss of earnings and cash flow from TGN

(1) Accretion / dilution relative to 3rd Party Sale at $41.00 / share sale price
(2) Excludes securitization debt.

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2. Capital Markets Sale of TGN

Key Assumptions

- CNP sells down 81% stake in a series of three secondary offerings ($584 mm in 2005; $700 mm in 2006; $817 mm in 2007)
- Aggregate sale price $2.1 billion (assumed 10% discount to current market price)
- After tax proceeds of $1.9 billion used to repay debt
- Execution via several transactions likely to achieve improved execution (lower discount) due to reduced size relative to existing float
- One or more tranches may be in form of equity-linked securities (e.g., mandatory convertibles)
- No equity is needed to maintain BBB rating

CNP Financial Impact

	2005	2006	2007
Pro Forma EPS	$0.87	$1.07	$1.06
Accretion / (Dilution)[1]	*42%*	*7%*	*(3%)*
Debt / Total Book Capitalization[2]	76%	76%	78%
FFO Interest Coverage	1.5x	2.2x	2.6x

Advantages

- Realizes cash over time (but likely less than in trade sale)
- Reduces merchant exposure over sell-down period
- Not dependent on strategic buyer appetite
- Potential for opportunistic market timing

Issues

- 100% sell down likely to require multiple offerings
- Potential for discount valuation due to lack of strategic acquiror and equity overhang
- Residual merchant exposure during sell-down
- Need to build out management of stand-alone TGN
- Level of investor interest in significant merchant power capital raising is uncertain
  - Need to access untapped investor universe

(1) Accretion / dilution relative to 3rd Party Sale at $41.00 / share sale price
(2) Excludes securitization debt.

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3. 49.9% Retention of TGN

Key Assumptions

- TGN raises $1 billion of new debt; makes special distribution to shareholders; $810 million used to repay CNP debt
  - Special distribution of $12.50 / TGN share
  - TGN leveraging results in pro forma equity value of $1.9 billion based on current market price
- CNP sells down to 49.9% stake in a secondary offering at a 10% discount to pro forma TGN equity value ($527 mm in 2005)
- Selldown results in deconsolidation of TGN
- $2.2 billion of equity issued at $6.75/share to achieve estimated deleveraging

CNP Financial Impact

	2005	2006	2007
Pro Forma EPS	$0.52	$0.68	$0.74
Accretion / (Dilution)[1]	*(15%)*	*(32%)*	*(32%)*
Debt / Total Book Capitalization[2]	45%	45%	44%
FFO Interest Coverage	1.8x	2.8x	3.3x

Advantages

- Reduces merchant exposure through partial sell-down and deconsolidation
- CNP raises cash through leveraging at TGN level
- CNP retains partial upside to TGN levered financial performance based on current projections
- Not dependent on strategic buyer appetite

Issues

- Potential for discount valuation due to lack of strategic acquiror and equity overhang
- Residual merchant exposure in levered TGN
- Need to build out management of stand-alone TGN
- Inconsistent with CNP's public message
- Potential for non-recourse credit rating treatment would reduce / eliminate need for CNP equity raise

(1) Accretion / dilution relative to 3rd Party Sale at $41.00 / share sale price.
(2) Excludes securitization debt, TGN debt deconsolidated.

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4. Retain Levered TGN

Key Assumptions

- CNP retains 81% TGN ownership
- New TGN indebtedness of $1.0 billion
  - Proceeds paid to shareholders ($810 million to CNP) via special dividend of $12.50 / TGN share
  - Eliminate TGN ordinary dividends
- $2.1 billion of equity issued by CNP at $6.09/share to achieve estimated deleveraging
- If TGN debt was viewed as non-recourse by the rating agencies, required equity issuance by CNP would be reduced to $1.6 billion (at $7.17/share) to achieve estimated deleveraging

CNP Financial Impact

	2005	2006	2007
Pro Forma EPS	$0.58	$0.70	$0.76
Lower Equity Issuance	*0.68*	*0.82*	*0.89*
Accretion / (Dilution)[1]	(4%)	(30%)	(31%)
Lower Equity Issuance	*12%*	*(18%)*	*(18%)*
Debt / Total Book Capitalization[2]	52%	50%	49%
Lower Equity Issuance	*52%*	*50%*	*49%*
FFO Interest Coverage	2.7x	3.7x	4.2x

Note: "Lower Equity Issuance" assumes non-recourse treatment of TGN debt.

Advantages

- Enables CNP to raise significant cash from TGN outside sale process
- Does not preclude subsequent sale of TGN
- Taps favorable financing market
- Deleveraging at CNP level enhances overall credit message upon "successful" non-recourse treatment
- Provides return of capital and future levered returns to TGN public shareholders

Issues

- Ability to service debt dependent on future commodity prices and contracting strategy
- May not be optimal financing structure for future purchaser
- Impact on CNP highly dependent on rating agency view of TGN debt
- CNP retains ownership of non-core, non-strategic business
- Market windows open and close so execution is not assured
- Amount of leverage impacted by forward gas prices and interest rates

(1) Accretion / dilution relative to 3rd Party Sale at $41.00 / share sale price
(2) Excludes securitization debt.

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5 - 7. Sale of Other Business “Bundles”

KEY ASSUMPTIONS

Pipelines &

($ in billions) LDC & CEGS Gathering Both Bundles

Sale Price $2.3 $1.4 $3.7

Net Proceeds (post-tax)(a) 2.0 1.1 3.1

Implied 2004 EBITDA Multiple 6.4x 7.1x 6.7x

CNP sells the following asset bundles to a third party buyer:

All net proceeds from asset sales used to repay CNP indebtedness

Financial analysis assumes retained ownership of TGN, without additional TGN leverage

CONSIDERATIONS

Advantages

Issues

Increases merchant and gas price exposure / risk Loss of stable and predictable earnings and cash flow, with negative impact on credit rating Valuation impact and increased share price volatility of change in business profile and strategy TGN marketing plan and commercial skills to be addressed Extended regulatory approval process

Likely less execution risk than TGN sale – strong interest from financial and strategic buyers Retain any TGN upside to further improvements in power market Helps fund recapitalization of balance sheet

(a) Net proceeds shown reflects inclusion of benefit from pre-existing capital loss carry forwards (approx. $300 million).

5 - 7. Sales of Other Business “Bundles”

Sale of Pipelines & Gathering

2005 2006 2007

Pro Forma EPS $0.59 $0.75 $0.83

Accretion / (Dilution)(1) (3%) (25%) (24%)

Debt / Total Book 65% 62% 60%

Capitalization(2)

FFO Interest Coverage 2.4x 3.3x 3.8x

Amount ($B) $/Share

Equity Raise $1.0 $6.26

Sale of LDC and CEGS

2005 2006 2007

Pro Forma EPS $0.42 $0.68 $0.77

Accretion / (Dilution)(1) (31%) (31%) (29%)

Debt / Total Book 59% 57% 55%

Capitalization(2)

FFO Interest Coverage 2.0x 3.2x 3.8x

Amount ($B) $/Share

Equity Raise $1.0 $5.69

Sale of Both Bundles

2005 2006 2007

Pro Forma EPS $0.15 $0.29 $0.33

Accretion / (Dilution)(1) (75%) (71%) (69%)

Debt / Total Book 51% 49% 43%

Capitalization(2)

FFO Interest Coverage 1.9x 3.3x 4.2x

Amount ($B) $/Share

Equity Raise $1.5 $2.26

(1) Accretion / dilution relative to 3rd Party Sale at $41.00 / share sale price. (2) Excludes securitization debt.

8. Deleveraging Through CNP Equity Sale Key Assumptions

CNP retains 81% TGN ownership $1.7 billion of equity issued by CNP at $7.34/share to achieve estimated deleveraging

2005 2006 2007

Pro Forma EPS $0.67 $0.80 $0.87

Accretion / (Dilution)(1) 9% (20%) (20%)

Debt / Total Book 55% 53% 51%

Capitalization(2)

FFO Interest Coverage 2.6x 3.4x 3.8x

Advantages

CNP Financial Impact

Issues

CNP benefits from TGN EPS and cash flow contribution, based on current projections

Retains upside to further improvement in market

Deleveraging subject to accessing large amount of equity (approximately 50% increase in float)

Maintains merchant business risk exposure Valuation impact of change in CNP strategy TGN commercial skills to be enhanced

Rating agency concerns over change to higher risk strategy

(1) Accretion / dilution relative to 3rd Party Sale at $41.00 / share sale price. (2) Excludes securitization debt.

3. Issues and Considerations –Phase II of Sale Process

Issues and Considerations – Phase II, the following key issues should be addressed:

In the event the Board determines to proceed with Phase II

Stapled Financing / TGN Leverage

Minority Considerations / TGN Governance

STP Right of First Refusal Exercise (discussed in section 4)

Sale of 81%

Sale of 100%

TGN independent director approval of TGN debt if used to facilitate

TGN independent director involvement in process / negotiations

Subsequent approval of transaction by TGN independent

TGN Leverage Discussion – Sale Process

TGN, though currently unlevered, could support up to $2 billion of debt

Meaningful source of capital to prospective buyers

Although achievable, need to evaluate appropriateness of $2 billion for a commodity–cyclical public company

Financial buyers have made inquiries regarding debt financing

Principal concerns are debt capacity and implications of 19% stake

Citigroup seeks to offer prospective buyers commitment and terms on which it would be prepared to provide up to $2 billion of debt financing

“Stapled financing” addresses buyer questions regarding TGN leverage potential early in Phase II

Buyers not committed to use Citigroup, merely a “backstop”

Minority Considerations—TGN Leverage (81% sale)

In the event of a sale of the 81% stake, level of indebtedness and use of proceeds (distribution to all shareholders) should be approved by TGN Board in advance of sale

Absent pre-approval, buyer will be forced to “bridge” the transaction – Potential value reduction Will likely be a condition for any 81% purchase

Given importance of buyer access to debt capital at the TGN level, CNP should propose new TGN capital structure to TGN Board of Directors as early as practicable

TGN Board must consider proposal’s impact on ALL TGN shareholders Appropriateness of both debt level and use of proceeds

Minority Considerations – 100% Sale of TGN

A number of potential buyers have expressed interest in purchasing 100% of TGN in a single transaction

Minority shareholders participate in a sale (at same price)

At least one buyer has implied a premium associated with 100% vs. 81% purchase Allows buyer maximum financing flexibility No post-closing TGN governance issues Supports “public company terms” in purchase and sale agreement

No buyer has yet made a formal proposal to acquire 100% of TGN

TGN Governance – Independent Directors

Proposals by CNP impacting TGN minority stockholders (19%) will be evaluated by TGN independent directors

Exercise of STP ROFR

New TGN leverage / special distribution (in case of 81% sale)

Expansion of sale process to include 19% stake (in case of 100% sale of TGN)

TGN Board of Directors may form special committee of independent directors to review proposals by CNP

Formal creation of special committee would depend on nature of proposals by CNP May hire both independent legal and financial advisors Once formed, committee would consider subsequent requests / proposals by CNP

4. Evaluation of South Texas Project Right of First Refusal (“ROFR”)

Summary of Cameco / AEP Transaction

On March 1, 2004 AEP announced agreement to sell its 25.2% stake in STP for $332.6 million in cash

Purchase price equates to approximately $528/kW and is subject to certain adjustments:

Increases or decreases in inventory vs. $22.4 million Increases or decreases in nuclear fuel vs. $32.0 million

Reductions in purchase price in the event of certain material adverse effects

The sale supports AEP’s previously announced business plan to divest all of the generating assets owned by TCC

This is the second purchase agreement signed as part of the TCC divestiture plan Proceeds from the sale will be used to reduce AEP’s debt

In a letter dated March 1, 2004 pursuant to the terms of the Participation Agreement, AEP provided TGN written notice of its intent to sell

Notice was also given to City of Austin and City of San Antonio

Participants have until June 1, 2004 to notify AEP of intent to exercise ROFR

STP – Analysis of ROFR Price

KEY ASSUMPTIONS UNDERLYING TGN PROJECTIONS FOR STP

Power price projections (2004-2027) per TGN management – all cases assume MCPE pricing based on NYMEX forwards for 2004-2009 and Henwood Marketsym model thereafter

($/kWh) 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

Implied Power Price $44.35 $40.63 $41.22 $43.05 $41.38 $33.14 $38.20 $36.69 $38.22 $40.89 $39.81

Implied gas prices underlying MCPE pricing (based on market heat rate range of 7,400 Btu / kWh – 8,100 Btu / kWh) as follows:

($/MMBtu) 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

Implied Gas Price (a) $5.54 $4.86 $4.73 $5.02 $4.86 $3.77 $4.37 $4.15 $4.27 $4.56 $4.35

Capacity factor assumptions as follows:

2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

Capacity Factor 88.5% 94.1% 93.9% 90.3% 93.9% 94.6% 88.9% 94.8% 92.7% 88.4% 93.1%

TGN Management Downside, Base and Upside cases varied by O&M and capital expenditures only Current ROFR price of $333 million implies 24.8% unlevered IRR using base case projections ***(Bidder Orange)*** offer for STP (blended $611/kW) implies 21.2% unlevered IRR using base case projections

(a) Implied gas price based on implied power price adjusted for $3/MWh operating cost factor and market heat rates per TGN management.

Historical and Projected Capacity Factors

100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0%

1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

2004 – 2015 AVERAGE = 92.2% 2016 – 2026 AVERAGE = 90.9%(a)

(a) 2027 excluded due to assumed plant closure before year-end.

1 (68% of distribution) 2 (95% of distribution)

1988 – 2003 AVERAGE = 74.6%

STANDARD DEVIATION ANALYSIS

1988—2003

Mean—74.6%

72.1%

80.1%

66.0%

54.6%

56.7%

65.0%

6.2%

87.7%

94.1%

90.6%

95.1%

88.1%

87.2%

87.1%

90.7%

72.0%

92.7%

88.5%

94.1%

93.9%

90.3%

93.9%

94.6%

88.9%

94.8%

92.7%

88.4%

93.1%

29.6 52.1 74.6 97.1

Capacity Factor (%)

Source: Texas Genco.

Historical and Projected Gas Prices $12.00 $10.00 $8.00 $6.00 $4.00 $2.00 $0.00

($/MMBtu)

Dec-94 Dec-95 Dec-96 Dec-97 Dec-98 Dec-99 Dec-00 Dec-01 Dec-02 Dec-03 Dec-04 Dec-05 Dec-06 Dec-07 Dec-08 Dec-09

Henry Hub Historical 10 Year Average

Note: 2009 – 2026 Average Nominal STP Implied Gas Price: $4.80

Henry Hub Natural Gas Spot Price

Current NYMEX Forward Gas Price Strip 2004-2009

TGN Gas Price Forecast

STP Implied Gas Price Forecast (Market Heat Rates)

Average Annual Gas Prices

($/MMBtu) 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

Henry Hub $1.79 $2.61 $2.45 $2.03 $2.35 $4.44 $3.64 $3.41 $5.54 $5.57 NA NA NA NA NA

NYMEX Forward Strip NA NA NA NA NA NA NA NA NA 5.91 5.60 5.18 4.95 4.79 4.69

TGN Forecast NA NA NA NA NA NA NA NA NA 5.23 5.04 4.74 4.60 4.54 NA

STP Implied Forecast NA NA NA NA NA NA NA NA NA 5.26 5.54 4.86 4.73 5.02 4.86

Henry Hub Historical 10 Year Average: $3.21

STP IRR Sensitivity Analysis

UNLEVERED IRR IMPLIED BY STP ROFR PRICE ($333 MM)

Capacity Factor / Gas Price Relative to Base Case

vs. Base Case ($2.00) ($1.50) ($1.00) ($0.50) $0.00 $0.50 $1.00

81% (10.0%) (1.2%) 6.0% 11.2% 15.6% 19.6% 23.5% 27.2%

83% (8.0%) 0.4 7.2 12.2 16.6 20.7 24.6 28.4

85% (6.0%) 1.9 8.2 13.2 17.6 21.7 25.7 29.6

87% (4.0%) 3.1 9.2 14.1 18.6 22.8 26.8 30.7

89% (2.0%) 4.3 10.2 15.1 19.5 23.8 27.9 31.9

0.0% 5.3 11.1 (1) 16.0 20.5 24.8 29.0 33.1

91%

93% 2.0% 6.3 12.0 16.9 21.5 25.8 30.1 34.2

“Historical Capacity Factor and Gas Price” IRR

“TGN Gas Price” IRR

“Base Case” IRR

“FPL Offer ($611/kW) Base Case” IRR

KEY DATA

Historical 10 Year Average Henry Hub Gas Price: $3.21/MMBtu Average Annual TGN Gas Price Forecast: $4.83/MMBtu Average Annual STP Implied Gas Price Forecast: $5.25/MMBtu Historical 10 year Capacity Factor: 85.8% Average Projected Capacity Factor: 89.6%

Note: Shaded region indicates IRR greater than 13.0%.

(1) 12.7% IRR assuming gas price sensitivity from base case commences in 2006.

Implications of ROFR on TGN Sale Process

3 bidders submitted non-conforming proposals for TGN’s interest in STP at or above the valuation implied by Cameco’s bid for AEP’s interest

2 of these 3 bidders (the other being ***(Bidder Pink)***) expressed the view that TGN should exercise its ROFR over the sale of AEP’s interest

Another 2 bidders for CNP’s 81% interest in STP encouraged TGN to exercise its ROFR

No bidder for CNP’s 81% interest in TGN explicitly expressed concern about nuclear risk or conditioned their bid on TGN not exercising its ROFR

From the perspective of the sale process, we therefore conclude that an exercise by TGN of its ROFR on STP would be neutral to positive

Decision not to exercise ROFR may be viewed negatively by equity markets which would impact final round bid levels

Exercise of ROFR should not preclude discussion by TGN of subsequent sale of its interest in STP, given price indicated by FPL (implied multiple of $611/kW in 56% interest, if TGN exercises ROFR)

Financing of STP ROFR

Funding exercise of ROFR likely to occur prior to execution of CNP sale of TGN stake Funding need of approximately $340 million, including transaction fees Funding likely to come from TGN cash and bank markets CNP RCF and B loan limit indebtedness at TGN to $250 million Bank capital raise will require:

Waiver of debt limitation (51% vote)

Lenders will seek TGN collateral support (not a STP non-recourse loan)

Subject to legal review, bank bridge commitment to be achieved by ROFR execution deadline

Logistics of ROFR Exercise

Should CNP independently determine exercise of ROFR is advisable, CNP could propose exercise to TGN Board of Directors

Decision on whether to exercise ROFR rests with TGN Board; independent directors may seek separate advice

Should TGN Board decide to exercise, must provide written notice of intent to AEP by June 1, 2004

Beyond price, Participation Agreement is not clear as to what other terms, if any, must be matched

Absent prior discussions with AEP, this lack of clarity may result in disagreement with respect to ROFR

Given timing of sale process, exercise of ROFR should not be “in dispute” with AEP

5. Conclusions and Next Steps

Conclusions

Preliminary bids are generally in line with current market value of TGN, with one outlier to the upside

While current TGN market price is lower than price used for stranded cost filing, and excludes potential for additional control premium, it compares favorably with underlying DCF value

Indicative bids are generally in line with recent AEP Texas Central asset valuations

Exercise by TGN of its ROFR on AEP’s interest in STP appears justifiable based on STP economics, and is supported by third party buyer interest

Sale of 81% interest in TGN compares favorably with other deleveraging alternatives available to CNP Sale by TGN of interest in STP should be evaluated in context of ***(Bidder Orange)*** proposal Financing strategy will be well served if closely linked to execution of sale process Addressing minority will enhance debt financing raised

As in any sale process, significant changes may occur between preliminary indications of interest and final, binding bids

Next Steps

External – Sale Process

Following review by Board of Directors, proceed to Phase II of sale process

Invite all conforming bidders, except ***(Bidder Purple)*** (on behalf of hedge funds) to participate in further due diligence

Confirm TXU’s regulatory strategy as condition precedent to proceeding further Retain option to enter into dialogue with hedge funds if circumstances change

Reject non-conforming bids

Encourage conversations between ***(Bidder Blue)*** and ***(Bidder White)*** in order to maintain / increase preliminary bid level

Indicate to other bidders that final bids will need to be higher if they are to maximize their chances of winning

Internal – CNP/TGN

Recommend TGN exercise STP-ROFR

Recommend that TGN consider subsequent sale of STP

Brief TGN Board regarding probability of either:

Request approval of TGN leverage / distribution Proposal to sell 100% of TGN

Proposed Timeline – Phase 2

April

May

June

July

December

15th Receive Indicative Non-Binding Proposals

3rd

Notify Second Round Bidders

2nd

Receive Final Proposals Including Purchase Agreement Mark-up

9th

Notify Shortlisted Bidder(s)

30th Execute Agreements and Announce Transaction

31st Close Transaction

Review First Round Bids Finalize Data Room

Due Diligence Data Room Visits Management Presentations

Review Proposals

Finalize Legal Documentation and Press Release

Regulatory Approvals

Preparation of Management Presentation and Draft Purchase Agreement

Final Negotiations

(assumes Board decision to proceed with sale)

Phase 2 of Marketing Process 5/3 – 7/2 (assumes Board decision to proceed to Phase 2)

19th Executive Committee Meeting

27th Board Meeting: Decision whether to proceed to phase 2

Decision by Board whether to proceed with sale vs. other monetization alternatives

Bid Clarification Discussions

1st

STP ROFR

Deadline

Appendix

A. Valuation Backup

TGN Base Case Forecast

Gross Margin $1,200 $1,000 $800 $600 $400 $200 $0

Gross Margin—$in millions $458 $832 $1,072 $1,011 $918 $942 $945

2002 2003 2004 2005 2006 2007 2008

Key Assumptions

Gas prices ($/ MMBtu) Base Case Forecast `04 $5.23 `05 $5.04 `06 $4.74 `07 $4.60 `08 $4.54

EBITDA(a)

EBITDA—$in millions

$700 $600 $500 $400 $300 $200 $100 $0 $52 $407 $646 $539 $459 $479 $477

2002 2003 2004 2005 2006 2007 2008

DCF Equity Value per Share

Terminal Multiple Range

4.5x 5.0x 5.5x 6.0x 6.5x

WACC

9.0% $30.23 $32.40 $34.57 $36.75 $38.92 9.5% 29.81 31.94 34.07 36.21 38.34 10.0% 29.39 31.48 33.58 35.68 37.78 10.5% 28.97 31.04 33.10 35.17 37.23 11.0% 28.57 30.60 32.63 34.66 36.69

EPS

EPS

$5.00 $4.00 $3.00 $2.00 $1.00 $0.00

($1.00)

($2.00)

($1.16) $1.89 $3.86 $2.98 $2.28 $2.43 $2.41

2002

2003 2004 2005 2006 2007 2008

Source: Texas Genco.

(a) EBITDA includes add-back for nuclear fuel amortization.

Note: Figures represent TGN projections used in consolidated CNP model.

Terminal multiple range based on EBITDA.

Texas Genco Base Case DCF Analysis

Projected Fiscal Year Ending December 31,

(Dollars in millions, Except per Share Data) 2004 2005 2006 2007 2008

Net Income $212.1 $238.2 $182.6 $194.1 $192.6 Net Interest Expense / (Income) (4.4) (10.9) (11.9) (13.7) (17.2) Marginal Tax Rate 35.0% 35.0% 35.0% 35.0% 35.0% Financing Tax Shield 1.6 3.8 4.2 4.8 6.0

Earnings Before Interest $209.2 $231.1 $174.8 $185.2 $181.4

Depreciation & Amortization (Incl. Amortization of Nuclear Fuel) 180.0 189.0 193.8 196.3 196.9 Increase in Deferred Taxes & ITC (12.6) (33.5) (17.3) (21.9) (22.2) Change in Net Working Capital & Other 3.0 (83.6) (98.5) (37.7) (28.4) Capital Expenditures (64.6) (129.5) (149.1) (102.2) (62.0)

Unlevered Free Cash Flow $315.0 $173.5 $103.7 $219.7 $265.7

Terminal EBITDA $477.2 Terminal Adjusted Free Cash Flow $130.8

Terminal Multiple Range

4.5x 5.0x 5.5x 6.0x 6.5x

Terminal Value $2,147 $2,386 $2,625 $2,863 $3,102

WACC Firm Value as of 4/23/04

9.0% $2,463 $2,637 $2,811 $2,984 $3,158 9.5% 2,429 2,600 2,770 2,941 3,112 10.0% 2,395 2,563 2,731 2,899 3,067 10.5% 2,363 2,528 2,693 2,858 3,023 11.0% 2,330 2,493 2,655 2,817 2,980

WACC Implied Perpetuity Growth Rate

9.0% 2.7% 3.3% 3.8% 4.2% 4.6% 9.5% 3.2 3.8 4.3 4.7 5.1 10.0% 3.7 4.3 4.8 5.2 5.5 10.5% 4.2 4.8 5.3 5.7 6.0 11.0% 4.6 5.2 5.7 6.2 6.5

Terminal Multiple Range

4.5x 5.0x 5.5x 6.0x 6.5x

Implied Terminal P/E Multiple

11.2x 12.4x 13.6x 14.9x 16.1x

WACC Equity Value as of 4/23/04 (a)

9.0% $2,419 $2,592 $2,766 $2,940 $3,113 9.5% 2,384 2,555 2,726 2,897 3,067 10.0% 2,351 2,519 2,687 2,855 3,022 10.5% 2,318 2,483 2,648 2,813 2,978 11.0% 2,286 2,448 2,611 2,773 2,935

WACC Equity Value per Share as of 4/23/04 (b)

9.0% $30.23 $32.40 $34.57 $36.75 $38.92 9.5% 29.81 31.94 34.07 36.21 38.34 10.0% 29.39 31.48 33.58 35.68 37.78 10.5% 28.97 31.04 33.10 35.17 37.23 11.0% 28.57 30.60 32.63 34.66 36.69

Note: 2004 figures represent a pro rata estimate for the remaining part of the year.

(a) Equity Value equals Firm Value less total straight and convertible debt, straight and convertible preferred stock and minority interest, plus cash, options and warrants proceeds and investments in unconsolidated subsidiaries. (b) Equity Value per Share equals Equity Value divided by Diluted shares outstanding, before Treasury Stock Method share buy-back.

Plant-by-Plant Valuation Analysis

($ in millions, except $/kW figures) $/kW Gross Value CNP’s Value (81%) MWs Low High Low High Low High

W.A. Parish (Coal) 2,462 $600 $700 $1,477 $1,723 $1,196 $1,395 Limestone 1,602 600 700 961 1,121 778 908 South Texas Project 770 500 550 385 424 312 343 San Jacinto 162 150 250 24 41 20 33 Cedar Bayou 2,258 0 25 0 56 0 46 P.H. Robinson 2,211 0 25 0 55 0 45 T.H. Wharton 1,254 0 25 0 31 0 25 W.A. Parish (Gas) 1,191 0 25 0 30 0 24 S.R. Bertron 844 0 25 0 21 0 17 Greens Bayou 760 0 25 0 19 0 15 Webster 387 0 25 0 10 0 8 Deepwater 174 0 25 0 4 0 4 H.O. Clarke 78 0 25 0 2 0 2 14,153 $2,848 $3,538 $2,305 $2,864

AEP Texas Central Multiple $179 $179 $2,535 $2,535 $2,052 $2,052

Average Value $2,691 $3,036 $2,179 $2,458

Price per Share $33.64 $37.95

CNP Comparable Companies

Utilities with Substantial Unregulated Generation

(US Dollars in Millions, Except Stock Price)

Equity Price / FV / Stock Market Firm Net Income (2) Book Div. EBITDA

Company Price (1) Value Value 2004E 2005E Value Yield LTM

American Electric Power (AEP) $30.77 $12,155 $25,325 13.9x 13.4x 1.5x 4.5% 7.0x Public Service Enterprise Group (PEG) 44.87 10,597 24,062 12.0 11.8 1.9 4.9 9.3 TXU Corp. (TXU) 29.63 9,600 23,032 13.7 12.7 1.6 1.7 7.9 PPL Corp. (PPL) 44.07 7,823 15,338 11.9 11.5 2.4 3.7 7.8 Constellation Energy (CEG) 39.73 6,679 11,728 12.9 12.2 1.6 2.9 7.0

High: — — 13.9x 13.4x 2.4x 4.9% 9.3x Median: — — 12.9 12.2 1.6 3.7 7.8 Mean: — — 12.9 12.3 1.8 3.5 7.8 Low: — — 11.9 11.5 1.5 1.7 7.0

(1) Stock price as of April 23, 2004.

(2) I/B/E/S EPS estimates as of April 23, 2004.

Transmission and Distribution Utilities

(US Dollars in Millions, Except Stock Price)

Equity Price / FV / Stock Market Firm Net Income (2) Book Div. EBITDA

Company Price (1) Value Value 2004E 2005E Value Yield LTM

Consolidated Edison (ED) $42.14 $9,501 $16,564 15.6x 15.1x 1.5x 5.4% 8.5x Keyspan Energy (KSE) 36.29 5,801 12,092 13.9 14.0 1.6 4.9 7.6 NiSource (NI) 21.10 5,542 12,257 12.9 12.4 1.3 4.4 7.7 Energy East (EAS) 24.13 3,534 7,876 14.0 13.4 1.4 4.3 7.4 NSTAR (NST) 48.35 2,564 4,941 13.7 13.4 1.9 4.6 7.1

High: — — 15.6x 15.1x 1.9x 5.4% 8.5x Median: — — 13.9 13.4 1.5 4.6 7.6 Mean: — — 14.0 13.7 1.5 4.7 7.7 Low: — — 12.9 12.4 1.3 4.3 7.1

(1) Stock price as of April 23, 2004.

(2) I/B/E/S EPS estimates as of April 23, 2004.

TGN Comparable Companies

IPP

Valuation Multiples

(US Dollars in Millions, Except Stock Price)

Equity Price / FV / Stock Market Firm Net Income (2) Book Div. EBITDA

Company Price(1) Value Value 2004E 2005E Value Yield LTM

AES (AES) $7.87 $4,901 $24,083 13.1x 11.2x 7.1x 0.0% 8.2x Texas Genco (TGN) 36.05 2,884 2,932 NM NM 1.0 2.8 11.1 Reliant Resources (RRI) 8.12 2,392 9,689 27.5 23.9 0.6 0.0 8.6 Calpine (CPN) 4.74 1,958 17,997 NM 57.8 0.4 0.0 12.3

High: — — 27.5x 57.8x 7.1x 4.6% 12.3x Median: — — 13.7 18.6 1.0 0.0 8.6 Mean: — — 18.1 26.6 2.2 1.5 9.5 Low: — — 13.1 11.2 0.4 0.0 7.1

(1) Stock price as of April 23, 2004.

(2) I/B/E/S EPS estimates as of April 23, 2004.

E&P

(US dollars in millions, except per share data)

Price / Price / Firm Value / Price at 52-Week Equity Firm Earnings Cash Flow EBITDAX

Company 04/23/04 High Low Value Value 2004 2005 2004 2005 2004 2005

Selected International Independents

Burlington Resources $67.58 $68.85 $45.04 $13,493 $16,609 13.6x 16.5x 5.1x 5.4x 5.3x 5.8x Apache 42.94 43.64 28.13 14,161 16,553 12.0 13.9 5.2 5.5 5.0 5.4 Anadarko Petroleum 54.22 56.35 40.27 13,785 18,870 11.4 12.0 4.6 4.6 5.5 5.6 Forest Oil 26.75 29.60 19.80 1,467 2,385 19.2 23.5 3.1 3.4 4.6 4.9 Evergreen Resources Inc. 40.81 42.15 23.05 1,984 2,071 20.4 17.8 9.9 8.5 10.9 9.9

Median: $13,493 $16,553 13.6x 16.5x 5.1x 5.4x 5.3x 5.6x

TGN Comparable Companies (continued)

Oil Refining

(Dollars in Millions, Except per Share Data)

Closing Change Price / Firm Value / Price From Last Equity Firm EPS ATCFPS EBITDA

Ticker 4/23/2004 Week (%) Value Value 2004E 2005E 2004E 2005E 2004E 2005E

Large Capitalization R&Ms

Valero Energy VLO $60.94 5.4% $8,438 $12,183 10.0x 10.5x 5.4x 5.7x 5.6x 5.8x Sunoco Inc. SUN 63.53 3.5 4,957 6,541 12.6 12.1 5.9 5.7 6.0 5.8 Tesoro Petroleum TSO 20.90 9.9 1,418 2,950 11.9 13.3 4.7 4.8 6.0 6.2 Premcor PCO 34.80 11.0 3,131 4,537 12.3 11.6 7.2 7.1 6.4 6.2

Average 11.7x 11.9x 5.8x 5.8x 6.0x 6.0x Median 12.1 11.9 5.7 5.7 6.0 6.0

TGN Discount Rate Analysis

Low High Cost of Equity

U.S. Risk Free Rate (30 Year U.S. Treasury) 5.24% 5.24%

Equity Market Risk Premium 5.50% 7.50% Equity Beta 0.80 1.20 Adjusted Equity Market Risk Premium 4.40% 9.00%

Cost of Equity 9.64% 14.24%

Cost of Debt

U.S. Risk Free Rate (10 Year U.S. Treasury) 4.45% 4.45% Credit Spread 4.19% 4.19% Cost of Debt (Pretax) 8.64% 8.64%

Effective Marginal Tax Rate 35.00% 35.00%

Cost of Debt (After-tax) 5.61% 5.61%

Debt/Capitalization (Market) 33.00% 33.00%

WACC 8.31% 11.39%

Nuclear Discount Rate Analysis

Low High Cost of Equity

U.S. Risk Free Rate (30 Year U.S. Treasury) 5.24% 5.24%

Equity Market Risk Premium 5.50% 7.50% Equity Beta 0.80 1.20 Adjusted Equity Market Risk Premium 4.40% 9.00%

Cost of Equity 9.64% 14.24%

Cost of Debt

U.S. Risk Free Rate (10 Year U.S. Treasury) 4.45% 4.45% Credit Spread 6.00% 6.00% Cost of Debt (Pretax) 10.45% 10.45%

Effective Marginal Tax Rate 39.00% 39.00%

Cost of Debt (Aftertax) 6.37% 6.37%

Debt/Capitalization 0.00% 0.00%

Nuclear Operating Risk Premium 1.00% 2.00%

WACC 10.64% 16.24%

Nuclear Precedent Transactions

1998 1999 2000 2001 2002 2003 2004 $/ kW $900 $800 $700 $600 $500 $400 $300 $200 $100 $0 $28 $122 $21 $16 $28 $345 $358 $658 $495 $492 $356 $778 $241 $277 $404 $528 $810

Median `98—`04: $356

Median `02—`04: $466

GPU/

GPU/AmerGen

Boston Edison/Entergy

Illinova/AmerGen

GPU/AmerGen

Conectiv/PSEG & PECO

New York Power Authority/Entergy

Ontario Power/British Energy

Northeast Utilities/Dominion

Con Ed/Entergy

CH Energy & Niagara Mohawk & Con Ed/Constellation

Vermont Yankee/Entergy

NU & UIL & NGG & NST/FPL

British Energy/Cameco & TCPL & BPC & OMERS

British Energy/Exelon

WPS Resources/Dominion

Energy East/Constellation Energy

AEP Texas Central Co (TCC)/Cameco

STP IRR Sensitivity Analysis

BASE CASE

Gas Price Relative to Base Case Capacity Factor

Relative to Base Case ($2.00) ($1.50) ($1.00) ($0.50) $0.00 $0.50 $1.00 (10.0%) (1.2%) 6.0% 11.2% 15.6% 19.6% 23.5% 27.2% (8.0%) 0.4 7.2 12.2 16.6 20.7 24.6 28.4 (6.0%) 1.9 8.2 13.2 17.6 21.7 25.7 29.6 (4.0%) 3.1 9.2 14.1 18.6 22.8 26.8 30.7 (2.0%) 4.3 10.2 15.1 19.5 23.8 27.9 31.9 0.0% 5.3 11.1 16.0 20.5 24.8 29.0 33.1 2.0% 6.3 12.0 16.9 21.5 25.8 30.1 34.2

UPSIDE CASE

Capacity Factor

Gas Price Sensitivity Relative to Upside Case Relative to Upside

Case ($2.00) ($1.50) ($1.00) ($0.50) $0.00 $0.50 $1.00 (10.0%) 1.7% 7.5% 12.2% 16.4% 20.3% 24.1% 27.7% (8.0%) 2.9 8.5 13.2 17.4 21.3 25.1 28.9 (6.0%) 4.0 9.5 14.1 18.3 22.3 26.2 30.0 (4.0%) 5.0 10.4 15.0 19.3 23.3 27.3 31.2 (2.0%) 6.0 11.3 15.9 20.2 24.4 28.4 32.3 0.0% 6.9 12.1 16.8 21.2 25.4 29.4 33.5 2.0% 7.8 13.0 17.7 22.1 26.3 30.5 34.6

DOWNSIDE CASE

Capacity Factor

Gas Price Sensitivity Relative to Downside Case Relative to Downside

Case ($2.00) ($1.50) ($1.00) ($0.50) $0.00 $0.50 $1.00 (10.0%) NA 1.0% 8.4% 13.6% 18.0% 22.1% 26.0% (8.0%) NA 2.9 9.6 14.7 19.1 23.3 27.2 (6.0%) NA 4.5 10.8 15.8 20.3 24.4 28.5 (4.0%) NA 5.9 11.9 16.9 21.3 25.6 29.7 (2.0%) (2.3) 7.2 13.0 17.9 22.4 26.7 30.9 0.0% 0.0 8.3 14.0 19.0 23.5 27.8 32.1 2.0% 1.8 9.4 15.0 20.0 24.6 29.0 33.2

Note: Shaded regions indicates IRR greater than 13.0%.

Implied CNP Share Price Calculation

MONETIZE TGN

RETAIN TGN

49.9% Retain Delever Sell Stake to Capital Retention of Levered Sell Pipes & Sell LDCs & Sell Both Through CNP Third Party Markets Sale TGN Genco Gathering CEGS Bundles Equity

Assumed P/E Multiple 13.0x 12.5x 12.0x 10.5x 10.0x 10.0x 9.5x 11.0x PF 2006 Net Income $314 $336 $429 $465 $356 $340 $275 $438 PF 2006 Equity Value $4,076 $4,203 $5,148 $4,879 $3,558 $3,404 $2,616 $4,818

PV of 2006 Equity Value (a) $3,369 $3,473 $4,255 $4,032 $2,940 $2,814 $2,162 $3,982 Equity Raised 0 0 2,158 2,138 993 1,044 1,459 1,700 Equity Value to Current CNP Shareholders $3,369 $3,473 $2,096 $1,894 $1,947 $1,770 $703 $2,282 Initial CNP Shares 311 311 311 311 311 311 311 311 Equity Raise—Implied Share Price $10.84 $11.18 $6.75 $6.09 $6.26 $5.69 $2.26 $7.34 Impact on CNP Share Count 0.0 0.0 319.9 350.9 158.6 183.4 645.6 231.5 Target FFO Interest Coverage 2.6x 2.6x 3.3x 4.2x 3.8x 3.8x 4.2x 3.8x (a) Based on discount rate of 10% with discounting to January 1, 2005.

Deleveraging Through CNP Equity Alone

Assuming no TGN or other asset sales, analysis suggests approximately $1.7 billion of equity required to achieve estimated deleveraging Current market capacity for CNP equity raise limited to $300—$500 million for a single transaction Large scale of equity required will result in significant share price discount applied to equity issuances Equity investors will expect retention of TGN as part of CNP long-term strategy if equity is raised in lieu of TGN sale – ongoing strategy will need to be well articulated

PRECEDENT SIZING COMPARISON

Proceeds Market Issue        % Days Stock Price ($ millions) Cap of Float Trading Impact Power Follow-Ons > $100 Million 2002—2003 YTD

Mean $392.5 $5,464 10.4% 22.8x (4.7%) Median 284.4 4,769 9.5 15.6 (3.6) High 1,176.5 19,239 30.7 114.5 10.1 Low 103.7 769 3.3 3.6 (32.6)

All Follow-Ons Between $300 and $500 Million, 2002—2003 YTD

Mean $379.9 $5,097 22.4% 27.7x (5.5%) Median 381.4 4,289 9.0 17.9 (4.8) High 480.0 18,046 102.4 146.9 5.8 Low 300.0 963 2.2 2.6 (16.7)

CenterPoint Energy $300.0 $3,527 8.5% 14.6x 400.0 11.4 19.4 500.0 14.2 24.3

Assumes a $11.50 CNP stock price, 306.7 million shares outstanding and 1,790,071 share average daily trading volume.

B. Other Backup Materials

Unprecedented Yield Environment

Secondary levels are showing consistent strength, as tremendous market liquidity continues to lead to sustained demand for high yield credits Current “B” and “BB” yields are lower than the 10-year average for “BBB” credits Both investors and issuers are hurrying to market to take advantage of the current conditions

BBB, BB, B 10-Year Historical Indices

Yield to Worst (%)

13.00% 10.50% 8.00% 5.50% 3.00%

Mar-94 Mar-95 Mar-96 Mar-97 Mar-98 Mar-99 Mar-00 Mar-01 Mar-02 Mar-03 Mar-04

B Index

10-Yr. Avg.: 10.96% Current: 7.75%

BB Index 10-Yr. Avg.: 9.06% Current: 6.17%

BBB Index 10-Yr. Avg.: 7.15% Current: 5.12%

Debt Capacity Analysis

Management Case Gas Forward Curve Case (a)

Projected Fiscal Year Ending December 31, Projected Fiscal Year Ending December 31,

($ in millions, except gas price data) 2005 2006 2007 2005 2006 2007

Average Gas Price ($/MMbtu) $5.04 $4.74 $4.60 $5.04 $5.18 $4.94

Initial Debt: Funding

Revolver ($200 MM Undrawn) $100.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 Term Loan B 900.0 897.2 861.9 707.0 897.2 778.6 566.8 Senior Secured 2nd lien Notes 1,000.0 1,000.0 1,000.0 1,000.0 1,000.0 1,000.0 1,000.0

Total: $2,000.0 $1,897.2 $1,861.9 $1,707.0 $1,897.2 $1,778.6 $1,566.8

Interest Expense:

Revolver $2.0 $0.0 $0.0 $2.0 $0.0 $0.0 Term Loan B 35.0 34.3 30.6 35.0 32.7 26.2 Senior Secured 2nd lien Notes 82.8 82.8 82.8 82.8 82.8 82.8

Total: $119.7 $117.1 $113.3 $119.7 $115.4 $109.0

Total Debt / EBITDA 3.7x 4.4x 3.9x 3.5x 3.2x 3.0x Term Loan B / EBITDA 1.8 2.0 1.6 1.7 1.4 1.1 Bonds / EBITDA 2.0 2.4 2.3 1.9 1.8 1.9 EBITDA / Total Interest 4.2x 3.6x 3.9x 4.5x 4.8x 4.9x EBITDA / Term Loan B Interest 14.5 12.4 14.5 15.4 16.9 20.2 EBITDA / Bond Interest 6.1 5.1 5.3 6.5 6.7 6.4

(a) Gas exposure assumed to be fully hedged through 2005, 2006 and 2007 gas prices based on current NYMEX gas forward curve.

Proposed Financing Structure – Terms

Senior Secured Credit Facilities		
Borrower:	Texas Genco	
Facilities:	Revolver	Term Loan B
Amount:	$200 million [1]	$900 million
Security:	1st lien on all assets	
Assumed Ratings:	BB/Ba3	
Tenor:	5 years	7 years
Indicative Coupon:	L+ 300 bps	L+ 300 bps
Commitment Fee:	50 bps	N/A
Amortization:	None	1% per annum, remainder at maturity
Average fees to market:	75 – 100 bps	None
Mandatory Prepayments:	None	Excess Cash Flow, Asset Sales and Debt Issuance
Covenants:	Customary	

Senior Secured 2nd Lien Notes		
Issuer:	Texas Genco	
Ranking:	Senior Secured 2nd Lien Notes	
Security:	2nd lien on all assets	
Assumed Ratings:	B+/B2	
Amount:	$400 million	$600 million
Maturity:	8 years	10 years
Call Protection:	NC-4	NC-5
Coupon:	8.25% – 8.50%	8.50% – 8.75%
Price:	Par	Par
Indicative Spread:	403 – 428 bps[2]	406 – 431 bps[3]
Covenants:	Customary high yield incurrence based covenants (no change of control provision)	

The proposed financing structure would provide significant pre-sale proceeds to TGN shareholders while preserving flexibility for potential buyers of TGN stake

(1) Represents total capacity under revolver. All analysis assumes $100 million of drawn capacity under closing of financing.
(2) Based on the 8-year U.S. Treasury rate of 4.217% as of April 26, 2004.
(3) Based on the 10-year U.S. Treasury rate of 4.438% as of April 26, 2004.

61

citigroup

Precedent Sell Down Strategies

Single Offering Monetizations

Pricing % of Market

Date Issuer Size ($ mm) Company Sold Cap. ($ mm) Sector

07/01/02 CIT Group $4,600.0 99.8% $4,607.3 Financial 11/08/99 Charter Communications Inc 3,230.0 87.0% 3,714.5 Media 07/22/98 USEC Inc 1,425.0 90.9% 1,567.5 Industrial 03/23/98 Anthracite Capital Inc 300.0 93.6% 320.5 Financial 02/12/98 Capital Automotive Reit 300.0 91.8% 326.9 REIT

Multiple Offering Monetizations

Willis Group

Deal as % % of Deal % of Pre-Deal Transaction as % % of WSH Owned by % Change Offering Transaction of Pre-Offer Sold by Holdings Sold of Pre-Deal Selling Shareholders Days Between Price Date Issuer Size ($ mm) Float Shareholders by Shareholders Shares Out Post Offering Offerings File / Offer

06/11/01 Willis Group $310.0 NA 0.0% 0.0% 18.5% 76.8% NA 22.7% 11/08/01 KKR Selling $424.4 76.1% 100.0% 15.5% 11.9% 64.6% 150 -3.0% 05/15/02 KKR and Other Shareholders $626.7 54.8% 100.0% 23.2% 15.0% 49.6% 188 -7.4% 04/30/03 KKR and Other Shareholders $734.0 37.8% 100.0% 32.3% 15.5% 32.6% 350 0.6%

Westar/Oneok – Westar monetization of its stake in Oneok

Shares Proceeds Share Westar’s Stake (mm shares): Ancmt. Issued Raised Price % of

Date Transaction (mm) ($ mm) File/Offer Shrs Outst. Note Pre-offering Post-offering

01/22/03 Common Stock 13.8 $237.2 (7.7%) 22.8% Oneok issued primary shares. Used $125 million 44.6 35.6 to repurchase cvt. pref from Westar converts 01/22/03 Mandatory — $402.5 (7.7%) 32.5% Oneok issued the securities and used $125 million 35.6 26.5 Convertible to repurchase convertibles from Westar converts 08/04/03 Common Stock 9.5 $180.5 (6.7%) 13.1% All Westar shares sold. Oneok repurchased an 26.5 13.7 additional $50 million of Westar’s stake 11/21/03 Common Stock 13.7 $262 NA 18.9% Westar sold its entire remaining stake in OKE in a 13.7 0 trading block desk (not underwritten)